Exhibit 99.3

UNITEK GLOBAL SERVICES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of UniTek Global Services, Inc. and subsidiaries (“UniTek”, the “Company,” “we,” or “our”) and Skylink LTD (“Skylink”) after giving effect to our acquisition of Skylink, an incremental draw on our Term Loan Agreement to finance the acquisition of Skylink, and the related assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet as of June 30, 2012 assumes that the acquisition of Skylink and the related financing occurred on June 30, 2012. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2012 and the year ended December 31, 2011 assume that the acquisition of Skylink and the related financing occurred on January 1, 2011.

The unaudited pro forma condensed combined financial statements are for informational purposes only and may not necessarily reflect future results of operations or financial position or what the results of operations or financial position would have been had UniTek and Skylink been operating as combined entities for the periods presented. The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical financial statements, including the notes thereto, of UniTek included in our Form 10-K for the year ended December 31, 2011 and in our Form 10-Q for the six months ended June 30, 2012, and the historical financial statements of Skylink included elsewhere in this Form 8-K/A.

The unaudited pro forma condensed combined financial statements do not take into consideration any benefits or additional expenses which may or may not result from the combination.

UNITEK GLOBAL SERVICES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

JUNE 30, 2012

(Amounts in thousands)

	Historical UniTek	Historical Skylink		Pro Forma Adjustments	Pro Forma Combined
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$—	$4,920	(a)	$(4,920)	$44
			(b)	14,550
			(c)	(14,000)
			(d)	(506)
Restricted cash	25	—		—	25
Accounts receivable and unbilled revenue, net of allowances	104,748	1,981		—	106,729
Inventories	10,059	896		—	10,955
Prepaid expenses and other current assets	6,598	106		—	6,704
Total current assets	121,430	7,903		(4,876)	124,457

Property and equipment, net	36,733	456	(c)	659	37,848
Amortizable customer relationships, net	25,889	—	(c)	17,300	43,189
Other amortizable intangible assets, net	4,104	—	(c)	490	4,594
Goodwill	166,053	—	(c)	4,699	170,752
Deferred tax assets, net	958	—		—	958
Other assets	5,371	—	(d)	506	5,877
Total assets	$360,538	$8,359		$18,778	$387,675

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$36,539	$1,773		$—	$38,312
Accrued liabilities	38,165	850	(c)	4,632	43,847
			(e)	200
Contingent consideration	84	—	(c)	5,332	5,416
Current portion of long-term debt	1,500	—	(b)	150	1,650
Current income taxes	119	—		—	119
Current portion of capital lease obligations	10,142	—		—	10,142
Other current liabilities	509	—		—	509
Total current liabilities	87,058	2,623		10,314	99,995

Long-term debt, net of current portion	142,350	—	(b)	14,400	156,750
Long-term capital lease obligations, net of current portion	13,358	—		—	13,358
Deferred tax liabilities	7,511	—		—	7,511
Other long-term liabilities	1,441	—		—	1,441
Total liabilities	251,718	2,623		24,714	279,055

STOCKHOLDERS’ EQUITY	108,820	5,736	(a)	(4,920)	108,620
			(c)	(816)
			(e)	(200)
Total liabilities and stockholders’ equity	$360,538	$8,359		$18,778	$387,675

UNITEK GLOBAL SERVICES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2012

(Amounts in thousands, except per share amounts)

	Historical UniTek*	Historical Skylink		Pro Forma Adjustments	Pro Forma Combined

Revenues	$194,638	$13,377		$—	$208,015
Cost of revenues	156,420	4,390	(f)	5,964	166,774
Gross profit	38,218	8,987		(5,964)	41,241
Selling, general and administrative expenses	22,007	6,579	(f)	(5,964)	22,622
Change in fair value of contingent consideration	(724)	—		—	(724)
Restructuring charges	4,806	—		—	4,806
Depreciation and amortization	13,089	99	(g)	1,428	14,616
Operating (loss) income	(960)	2,309		(1,428)	(79)
Interest expense	6,613	—	(h)	757	7,370
Other income, net	(1,070)	—		—	(1,070)
(Loss) income from continuing operations before income taxes	(6,503)	2,309		(2,185)	(6,379)
Income tax expense	22	9	(i)	63	94
(Loss) income from continuing operations	$(6,525)	$2,300		$(2,248)	$(6,473)

Loss from continuing operations per common share – basic and diluted	$(0.37)				$(0.37)

Weighted average number of common shares outstanding – basic and diluted	17,587				17,587

*            The historical results of UniTek have been retrospectively adjusted to reflect the wireline business unit and certain other businesses as discontinued operations. See Note 2.

UNITEK GLOBAL SERVICES, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2011

(Amounts in thousands, except per share amounts)

	Historical UniTek*	Historical Skylink		Pro Forma Adjustments	Pro Forma Combined

Revenues	$356,846	$31,166		$—	$388,012
Cost of revenues	279,949	11,180	(f)	12,149	303,278
Gross profit	76,897	19,986		(12,149)	84,734
Selling, general and administrative expenses	45,947	14,053	(f)	(12,149)	47,851
Change in fair value of contingent consideration	3,600	—		—	3,600
Depreciation and amortization	24,290	218	(g)	2,854	27,362
Operating income	3,060	5,715		(2,854)	5,921
Interest expense	13,863	—	(h)	1,513	15,376
Loss on extinguishment of debt	3,466	—		—	3,466
Other income, net	(612)	—		—	(612)
(Loss) income from continuing operations before income taxes	(13,657)	5,715		(4,367)	(12,309)
Income tax expense	1,052	21	(i)	125	1,198
(Loss) income from continuing operations	$(14,709)	$5,694		$(4,492)	$(13,507)

Loss from continuing operations per common share – basic and diluted	$(0.92)				$(0.85)

Weighted average number of common shares outstanding – basic and diluted	15,944				15,944

*            The historical results of UniTek have been retrospectively adjusted to reflect the wireline business unit and certain other businesses as discontinued operations. See Note 2.

UNITEK GLOBAL SERVICES, INC. AND SUBSIDIARIES

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(Amounts in thousands, unless otherwise indicated)

1.                                      Acquisition of Skylink

On September 14, 2012, UniTek Global Services, Inc. and subsidiaries (“UniTek,” the “Company,” “we,” or “our”) entered into an asset purchase agreement to purchase substantially all of the assets of Skylink LTD (“Skylink”) relating to its business of conducting video, internet and multi-dwelling unit fulfillment and installation for satellite television companies in various markets in Indiana, Ohio and West Virginia (herein referred to as the “acquisition”). In accordance with the asset purchase agreement, the Company agreed to pay the former owners of Skylink an aggregate purchase price of up to $24.2 million, subject to certain conditions and adjustments as set forth in the agreement, consisting of (i) a cash payment at closing of $14.0 million, (ii) a scheduled payment of an estimated working capital adjustment of $0.7 million, based on the actual net working capital at the closing date compared to an agreed target net working capital, (iii) a $4.0 million minimum portion of the second earn-out payment and (iv) contingent consideration of up to $5.5 million.

The contingent consideration is in the form of earn-out payments. The initial earn-out payment, payable in December 2012, is based upon the achievement of certain metrics related the timely transition of operations to the Company. The second earn-out payment, payable no later than May 31, 2013, is based upon the achievement of revenues as defined in the asset purchase agreement. The criteria for the initial earn-out payment were met by September 29, 2012, and the amount payable will be $3.5 million. The second earn-out payment will be up to $6.0 million payable with a minimum payment at that date of $4.0 million.

The right to the earn-out payments is evidenced by and subject to an earn-out confirmation agreement, also dated September 14, 2012, which provides that if the earn-out payments are not paid when due, the earn-out payments may, subject to the terms, conditions and limitations of the earn-out confirmation agreement, be converted into shares of UniTek common stock, par value $0.00002 per share (the “Common Stock”), which shares of Common Stock will be valued at the volume-weighted average of the closing prices of the Common Stock as quoted on the Nasdaq Global Market for the twenty (20) days prior to the applicable conversion date.

To finance the acquisition, the Company exercised its right to increase its borrowings by $15.0 million under the accordion feature of its Term Loan Agreement (the “incremental term draw”). The incremental term draw was subject to a three percent (3.00%) debt discount which will be amortized over the remaining life of the loan and bears interest at one, two, three or six month LIBOR (with a floor of 1.50%) plus a margin of 7.50%.

2.                                      Basis of Presentation

During the three months ended September 29, 2012, management of the Company committed to a plan to sell the net assets of the wireline business unit. The Company will continue to operate this business until completion of the sale, which we expect will occur during the fourth quarter of 2012. The historical results of UniTek, as previously reported, have been retrospectively adjusted to reflect as discontinued operations the wireline business unit and certain other cable fulfillment and wireless service locations that were shut down and discontinued due to lack of continuing revenues. This presentation is consistent with the presentation in UniTek’s Quarterly Report on Form 10-Q for the period ended September 29, 2012.

The unaudited pro forma condensed combined financial statements are based on the historical financial statements of UniTek, as adjusted for discontinued operations as described above, and Skylink after giving effect to the purchase accounting for the acquisition, the incremental term draw and the related assumptions and adjustments described in the these notes to unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined balance sheet as of June 30, 2012 has been prepared from our unaudited condensed consolidated balance sheet and the unaudited balance sheet of Skylink as of June 30, 2012 assuming that the acquisition and the incremental term draw both occurred on June 30, 2012.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2012 has been prepared from our unaudited condensed consolidated statement of comprehensive income or loss, as adjusted for discontinued operations as described above, and the unaudited income statement of Skylink for the six months ended June 30, 2012. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2011 has been prepared from our audited consolidated statement of operations, as adjusted for discontinued operations as described above, and the audited income statement of Skylink for the year ended December 31, 2011. The unaudited pro forma condensed combined statements of operations assume that the acquisition and the incremental term draw occurred on January 1, 2011.

In accordance with the rules and regulations of the SEC, unaudited financial statements may omit or condense information and disclosures normally required for a complete set of financial statements prepared in accordance with generally accepted accounting principles. However, management believes that the notes to the financial statements as presented contain disclosures adequate to make the information presented useful and not misleading.

The adjustments necessary to fairly present the unaudited pro forma condensed combined financial statements have been made based on available information and, in the opinion of management, are reasonable. Assumptions underlying the pro forma adjustments are described below in the accompanying notes, which should be read in conjunction with these unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined financial statements do not take into consideration any benefits or additional expenses which may or may not result from the combination.

3.                                      Pro Forma Allocation of Purchase Price

The purchase accounting for the acquisition is based on estimates of the fair value of consideration paid and the net assets acquired assuming that the acquisition occurred on June 30, 2012. The calculation of purchase price is preliminary and subject to potential adjustment upon finalization of the fair value measurements for contingent consideration as of the date of acquisition and the finalization of the expected working capital adjustment. The allocation of the purchase price is preliminary and subject to potential adjustment upon finalization of the fair value measurements used to perform the allocation.

The following table presents the calculation of the preliminary purchase price:

Cash	$14,000
Fair value of deferred consideration:
Expected working capital adjustment	696
Minimum portion of second earn-out payment	3,936
Fair value of contingent consideration	5,332
Total purchase price	$23,964

The following table presents the allocation of the preliminary purchase price to the fair value of assets acquired and liabilities assumed:

Accounts receivable	$1,981
Inventories	896
Prepaid expenses and other current assets	106
Property and equipment	1,115
Amortizable intangible assets	17,790
Goodwill	4,699
Accounts payable and accrued expenses	(2,623)
Total fair value of net assets acquired	$23,964

The following table presents amortizable intangible assets acquired and their weighted average amortization periods:

	Estimated	Weighted average
	fair value	amortization period
Customer relationships and backlog	$17,300	7.0 years
Non-compete agreements	490	3.0 years
Total	$17,790	6.9 years

4.                                      Pro Forma Adjustments

The following pro forma adjustments are included in the unaudited pro forma condensed combined balance sheet:

(a)                                 Deduction of historical cash and cash equivalents of Skylink that were excluded from the asset purchase agreement.

(b)                                 Cash proceeds and related long-term debt of $15.0 million related to the incremental term draw, net of three percent discount. The portion of the incremental term draw required to be repaid within the next year is classified as current portion of long-term debt.

(c)                                  Adjustments to record the payment of the preliminary purchase price and the allocation of the preliminary purchase price as of June 30, 2012. See Note 3.

(d)                                 Payment of deferred financing costs associated with the incremental term draw.

(e)                                  Estimated legal, accounting and other fees related to the acquisition.

The following pro forma adjustments are included in the unaudited pro forma condensed combined statements of operations:

(f)                                   Reclassification of operating and maintenance expenses of Skylink to cost of revenues of the combined entity to conform with historical UniTek accounting policy.

(g)                                  Preliminary estimated amortization of intangible assets and incremental depreciation of property and equipment resulting from the preliminary allocation of purchase price on January 1, 2011.

(h)                                 Incremental interest expense assuming that the incremental term draw occurred on January 1, 2011. The incremental interest expensed was calculated using the current interest rate of 9.00% per annum applied to the $15.0 million of incremental principal and the amortization of approximately $1.0 million of discount on long-term debt and deferred financing fees over the remaining life of approximately 5.9 years. The interest rate of 9.00% contains a variable component based on LIBOR. A 1/8 percent variance in this amount would cause interest expense to increase or decrease by less than $0.1 million per annum.

(i)                                     Incremental income tax expense related to tax deductible goodwill from the acquisition.